Exhibit 99.1

Press Release For immediate release Invesco Mortgage Capital Inc. Announces Private Offering of $250 Million Exchangeable Senior Notes Due 2018 Contact: Bill Hensel, 404-479-2886

Atlanta – March 5, 2013 – Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) announced today that IAS Operating Partnership LP, the operating partnership through which the Company conducts its operations, has commenced a private offering, subject to market conditions, of $250 million aggregate principal amount of the operating partnership’s exchangeable senior notes due 2018, plus an additional $37.5 million aggregate principal amount of notes that may be issued at the option of the initial purchasers, which option may be exercised within 30 days of the initial sale of the notes. The notes will be senior unsecured obligations of the operating partnership and will be exchangeable for shares of the Company’s common stock. The Company will guarantee the payment of amounts due on the notes.

The net proceeds of the offering are intended to be used to purchase the Company’s target assets, subject to our investment guidelines and to the extent consistent with maintaining the Company’s qualification as a REIT, and other general corporate purposes.

The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the notes nor any shares of the Company’s common stock that may be issued upon exchange of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Invesco Mortgage Capital Inc. Two Peachtree Pointe 1555 Peachtree Street, N.E. Atlanta, GA 30309 Telephone: 404-479-1095

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

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Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report filed on Form 10-K for the year ended December 31, 2012, which is available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate, except as required by law.

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